EXHIBIT 21.1

THE WARNACO GROUP, INC.
SUBSIDIARIES OF THE WARNACO GROUP, INC.

The following is a list of subsidiaries of The Warnaco Group, Inc. (‘‘Warnaco’’) as of December 30, 2006. Subsidiaries of Warnaco, to the extent not listed below, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Company	Country or State of Incorporation
4278941 Canada Inc.	Canada
A.E.S. Advanced Euro Service S.r.l.	Italy
Authentic Fitness de Mexico S.A. de C.V.	Mexico
Authentic Fitness On-line Inc.	Nevada
C.K. Jeanswear Europe S.r.l.	Italy
Calvin Klein Jeanswear Company	Delaware
Calvin Klein Jeanswear Korea Co. Limited	Korea
CCC Acquisition Corp.	Delaware
Centro de Corte de Tetla S.A. de C.V.	Mexico
CK Jeanswear Asia Limited	Hong Kong
CK Jeanswear Australia Pty Ltd.	Australia
CK Jeanswear NZ Limited	New Zealand
CKJ Fashion (Shanghai) Ltd.	People’s Republic of China
CKJ Holdings, Inc.	Delaware
CKJ U.K. Limited (formerly known as Fingen Apparel U.K. Limited)	United Kingdom
CKU.com Inc.	Delaware
Designer Holdings Ltd.	Delaware
Designer Holdings Overseas Limited	Hong Kong
Eratex GmbH	Germany
Euralis S.A.S.	France
Euro Retail S.r.l.	Italy
F.A. France SARL.	France
Gold Lightening Limited	Hong Kong
Gregory Street, Inc.	Delaware
Indigo Blue S.a.g.l.	Switzerland
Jeanswear Services Ltd.	United Kingdom

THE WARNACO GROUP, INC.
SUBSIDIARIES OF THE WARNACO GROUP, INC.

Company	Country or State of Incorporation
Kai Jay Manufacturing Company	Delaware
Lejaby S.A.S.	France
Lejaby Taiwan Co., Ltd.	Taiwan
Lenitex-Warnaco GesmbH	Austria
Linda Vista de Tlaxcala S.A. de C.V.	Mexico
Linda Vista de Veracruz S.A. de C.V.	Mexico
Lintex-Warnaco S.a.r.l.	Switzerland
Mullion International Ltd.	British Virgin Islands
Myrtle Avenue, Inc.	Delaware
Ocean Pacific Apparel Corp.	Delaware
OP Europe S.a.r.l.	France
PMJ S.A.	France
Ubertech Products, Inc.	Delaware
Vista de Huamantla S.A. de C.V.	Mexico
Vista de Puebla S.A. de C.V.	Mexico
Vista de Yucatan, S.A. de C.V.	Mexico
WAC Internacional Distribution de Puebla S.A. de C.V.	Mexico
Warnaco (H.K.) Ltd.	Barbados
Warnaco (Macao) Company Limited	Macao
Warnaco B.V.	Netherlands
Warnaco Denmark A/S	Denmark
Warnaco France SARL	France
Warnaco Germany GmbH	Germany
Warnaco Inc.	Delaware
Warnaco International Trading (Shanghai) Co. Ltd.	Peoples Republic of China
Warnaco Intimo S.A.	Spain
Warnaco Netherlands B.V.	Netherlands
Warnaco of Canada Company	Canada
Warnaco Portugal-Vestuario e Acessorios, Sociedade Unipessoal, Lda.	Portugal
Warnaco Poland Sp. z o.o.	Poland
Warnaco Puerto Rico, Inc.	Delaware

THE WARNACO GROUP, INC.
SUBSIDIARIES OF THE WARNACO GROUP, INC.

Company	Country or State of Incorporation
Warnaco Retail Inc.	Delaware
Warnaco Shanghai Co. Ltd.	People’s Republic of China
Warnaco Singapore Private Ltd.	Singapore
Warnaco Sourcing Inc.	Delaware
Warnaco Srl	Italy
Warnaco Swimwear Inc.	Delaware
Warnaco Swimwear Products Inc.	Delaware
Warnaco U.S. Inc.	Delaware
Warner’s (EIRE) Teoranta	Ireland
Warner’s (United Kingdom) Limited	Northern Ireland
Warner’s Aiglon S.A.	France
Warner’s Company (Belgium) S.P.R.L.	Belgium
Warner’s de Mexico S.A. de C.V.	Mexico
WAS Logistics B.V.	Netherlands
WBR Industria e Comercio de Vestuario S.A.	Brazilian Joint Venture
WF Overseas Fashion C.V.	Netherlands